EXHIBIT 21.1
THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.
The following is a list of subsidiaries of The Warnaco Group, Inc. as of December 31, 2011. Subsidiaries of The Warnaco Group, Inc., to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation
4278941 Canada Inc.	Canada
Authentic Fitness On-Line Inc.	Nevada
Calvin Klein Jeanswear Company	Delaware
CCC Acquisition Corp.	Delaware
CK Jeanswear Australia Pty Limited	Australia
CK Jeanswear Europe S.r.l.	Italy
CKJ Fashion (Shanghai) Ltd.	People’s Republic of China
CK Jeanswear Asia Limited	Hong Kong
CK Jeanswear NZ Ltd.	New Zealand
CKJ Holdings, Inc.	Delaware
CKJ UK Ltd.	United Kingdom
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Distribuidor Textil Warnaco Chile Limitada	Chile
Distribuidor Textil Warnaco Peru S.A.	Peru
Euro Retail S.r.l.	Italy
Gold Lightening Ltd.	Hong Kong
Jeanswear Services Ltd.	United Kingdom
Warnaco Switzerland GmbH	Switzerland
Lucia S.r.l.	Italy
Mullion International Limited	British Virgin Islands
Ocean Pacific Apparel Corp.	Delaware
Premium Garments Wholesale Trading Private Limited	India
Vista de Yucatan S.A. de C.V.	Mexico
Warnaco (HK) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Argentina S.r.l.	Argentina
Warnaco Asia Limited	Hong Kong
Warnaco Austria GmbH	Austria
Warnaco (Belgium) Sprl	Belgium
Warnaco B.V.	Netherlands
Warnaco Commerce (Shanghai) Company Limited	People’s Republic of China
Warnaco Denmark A/S	Denmark
Warnaco Deutschland Gmbh	Germany
Warnaco France S.A.R.L.	France
Warnaco Global Sourcing Limited	Hong Kong
Warnaco Inc.	Delaware
Warnaco Intimo, S.A.	Spain
Warnaco Italy S.r.l.	Italy
Warnaco Korea Company Ltd.	Korea

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Warnaco Logistics B.V.	Netherlands
Warnaco Malaysia Sdn Bhd	Malaysia
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Poland Sp. z o.o.	Poland
Warnaco Puerto Rico, Inc.	Delaware
Warnaco Retail Inc.	Delaware
Warnaco Shanghai Co. Ltd.	People’s Republic of China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco Taiwan Co. Ltd.	Taiwan
Warnaco UK Limited	Northern Ireland
Warnaco U.S. Inc.	Delaware
Warner’s (EIRE) Teoranta	Ireland
Warnaco Fashion SAS	France
Warner’s de Mexico, S.A. de C.V.	Mexico
WBR Industria e Comercio de Vestuario S.A.	Brazil
WF Overseas Fashion C.V.	Netherlands